SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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          Catapult Communications Corporation

          (Name of Registrant as Specified In Its Charter)

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CATAPULT COMMUNICATIONS CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held January 21, 2003

To the Stockholders:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CATAPULT COMMUNICATIONS CORPORATION, a Nevada corporation (the “Company”), will be held on Tuesday, January 21, 2003 at 3:00 PM, local time, at the Company’s principal executive offices located at 160 South Whisman Road, Mountain View, California 94041 for the following purposes:

1. To elect five directors to serve until the next Annual Meeting of Stockholders or until their successors are elected.

2. To amend the Company’s 1998 Stock Plan to increase the shares reserved for issuance thereunder by 1,000,000 shares of Common Stock.

3. To ratify the appointment of PricewaterhouseCoopers LLP as independent public accountants of the Company for the fiscal year ending September 30, 2003.

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

      Only stockholders of record at the close of business on November 29, 2002 are entitled to notice of and to vote at the meeting.

      To assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

BY ORDER OF THE BOARD OF DIRECTORS
Henry P. Massey, Jr.
Secretary

Mountain View, California

December 27, 2002

YOUR VOTE IS IMPORTANT

          TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL ONE
ELECTION OF DIRECTORS
PROPOSAL TWO
APPROVAL OF A 1,000,000 SHARE INCREASE IN SHARES ISSUABLE UNDER THE 1998 STOCK PLAN
PROPOSAL THREE
RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
Fees billed to the Company by PricewaterhouseCoopers LLP during Fiscal 2002
EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE
REPORT OF THE AUDIT COMMITTEE
COMPANY’S STOCK PERFORMANCE
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
CERTAIN TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS
APPENDIX A

CATAPULT COMMUNICATIONS CORPORATION

PROXY STATEMENT

FOR 2003 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

      The enclosed Proxy is solicited on behalf of the Board of Directors of CATAPULT COMMUNICATIONS CORPORATION, a Nevada corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held Tuesday, January 21, 2003 at 3:00 PM, local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company’s principal executive offices located at 160 South Whisman Road, Mountain View, California 94041. The telephone number at that location is (650) 960-1025.

      These proxy solicitation materials were first mailed on or about December 27, 2002 to all stockholders entitled to vote at the meeting.

Record Date and Voting Securities

      Stockholders of record at the close of business on November 29, 2002 are entitled to notice of and to vote at the meeting. At the record date, 13,070,513 shares of the Company’s authorized Common Stock were issued and outstanding and held of record by 51 stockholders. No shares of the Company’s authorized Preferred Stock were outstanding.

Revocability of Proxies

      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Voting and Solicitation

      Each stockholder is entitled to one vote for each share of Common Stock on all matters presented at the Annual Meeting.

      This solicitation of proxies is made by the Company, and all related costs will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone or facsimile. In addition, the Company has retained Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies at an estimated fee of $1,000, plus reimbursement of reasonable out-of-pocket expenses.

Quorum; Abstentions; Broker Non-Votes

      The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the record date. Shares that are voted “FOR,” “AGAINST” or “WITHHELD” with respect to a matter will be treated as being present at the meeting for purposes of establishing a quorum. The Company believes that under Nevada law abstentions (i.e. votes of “WITHHELD”) and broker non-votes (i.e. the votes of shares held of record by brokers as to which the underlying beneficial owners have given no voting instructions and such brokers have no discretionary voting authority) should be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Thus, abstentions and broker non-votes will make a quorum more readily obtainable, but they will not otherwise affect the outcome of voting on a proposal.

Deadline for Receipt of Stockholder Proposals

      Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2003 Annual Meeting of Stockholders must be received by the Company no later than November 2, 2003 in order that they may be considered at that meeting.

      The date by which stockholder proposals must be received by the Company for inclusion in the Company’s proxy statement and form of proxy for its 2004 Annual Meeting of Stockholders is August 19, 2003. Such stockholder proposals should be submitted to Catapult Communications Corporation, 160 South Whisman Road, Mountain View, California 94041, Attention: Secretary.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

      A board of five directors is to be elected at the Annual Meeting of Stockholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s five nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting of Stockholders, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office for each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

      THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE NOMINEES LISTED BELOW.

      The names of the nominees and certain information about them as of November 29, 2002 are set forth below:

			Director
Name of Nominee	Age	Positions With the Company	Since

Richard A. Karp	58	Chief Executive Officer and Chairman of the Board	1985
Nancy H. Karp	57	Director	1985
Henry P. Massey, Jr.(1)(2)	63	Secretary and Director	2001
John M. Scandalios(1)(2)	72	Director	1987
Charles L. Waggoner(1)(2)	63	Director	1991

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.

      Dr. Richard A. Karp founded the Company in 1985 and has served Chief Executive Officer and Chairman of the Board of the Company since inception and as President from inception to May 2000. Dr. Karp holds a Ph.D. in computer science from Stanford University, a M.S. in mathematics from the University of Wisconsin and a B.S. in science from the California Institute of Technology.

      Ms. Nancy H. Karp has served as a director of the Company since its inception, served as the Company’s Treasurer from inception to September 1997 and as the Company’s Secretary from its inception to October 2002. Ms. Karp holds an M.B.A. from Claremont Graduate School, an M.A. in public health from the University of California at Berkeley and a B.S. from Texas Technical University.

      Mr. Henry P. Massey, Jr. has served as a director of the Company since May 2001 and Secretary of the Company since October 2002. Mr. Massey has practiced law since 1969 and has been a member of the law firm of Wilson Sonsini Goodrich & Rosati, P.C., since August 1982. Mr. Massey has served as the Company’s principal general counsel since 1998. Mr. Massey holds A.B. and J.D. degrees from Cornell University.

      Mr. John M. Scandalios has served as a director of the Company since November 1987. From 1994 through April 1999, Mr. Scandalios served as Vice President of Sales at Flowpoint Corporation (“Flowpoint”), a computer networking company. Mr. Scandalios is also a director of Ancot Corporation, a SCSI and fiber channel test equipment company. Mr. Scandalios holds an M.B.A. and a B.A. from the University of Chicago.

      Mr. Charles L. Waggoner has served as a director of Catapult since January 1991. Through 2000, Mr. Waggoner served as President of the FlowPoint Divsion of Efficient Networks, Inc. From 1993 through 1999, Mr. Waggoner served as President of FlowPoint. Mr. Waggoner holds a B.S. in electrical engineering from South Dakota State University.

      Dr. Karp and Ms. Karp were married until June of 1998. There are no other family relationships between directors and executive officers of the Company.

Board Meetings and Committees

      The Board of Directors of the Company held a total of six meetings, and did not act by unanimous written consent, during the fiscal year ended September 30, 2002. Each director attended all of the meetings of the Board of Directors and committees thereof, if any, upon which such director served other than Mr. Waggoner who attended all but one meeting of the Board of Directors.

      The Board of Directors has an Audit Committee and a Compensation Committee, each consisting of Messrs. Massey, Waggoner and Scandalios. The Audit Committee met three times during the fiscal year. The Audit Committee’s responsibilities are to provide oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company’s financial reporting process, to provide the Company’s Board of Directors with the results of its monitoring and recommendations derived therefrom, to nominate to the Board of Directors independent auditors to audit the Company’s financial statements and oversee the activities and independence of the auditors, and to provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters which require the Board of Director’s attention. See the Reports of the Audit and Compensation Committees later in this proxy statement. The Board of Directors has no nominating committee nor any committee performing such functions.

      The Compensation Committee met once during the fiscal year. The Compensation Committee approves actions concerning salaries and incentive compensation for the Company’s executive officers and administers the Company’s Stock Plans.

Compensation of Directors

      The Company’s non-employee directors do not currently receive any cash compensation for service on the Company’s Board of Directors or any committee thereof, but directors may be reimbursed for certain expenses incurred in connection with attendance at Board and committee meetings. Non-employee directors are eligible for option grants under the Company’s 1998 Stock Plan (the “1998 Plan”). In October 2002, Ms. Karp, Mr. Scandalios and Mr. Waggoner each received option grants of 5,000 shares under the 1998 Plan at an exercise price of $12.14.

Vote Required

      If a quorum is present and voting, the five nominees receiving the highest number of votes will be elected to the Board of Directors. Votes withheld from any nominee will be counted for purposes of determining the presence or absence of a quorum for transaction of business at the meeting, but will have no other legal effect upon the election of directors under Nevada law.

PROPOSAL TWO

APPROVAL OF A 1,000,000 SHARE INCREASE IN SHARES
ISSUABLE UNDER THE 1998 STOCK PLAN

      The Company is seeking stockholder approval for an amendment of the 1998 Plan to increase the number of shares issuable under the 1998 Plan. The 1998 Plan was adopted by the Board of Directors and approved by the Company’s stockholders in 1998. As of October 29, 2002 there remained 258,868 shares available under the 1998 Plan for future option grants. Subject to stockholder approval of the increase of 1,000,000 shares, there would then be 1,258,868 shares available for future grants. The aggregate market value of the 1,228,648 shares of Common Stock subject to outstanding options on September 30, 2002 was $11,979,260 based on a closing price of $9.75 for the Company’s Common Stock on the Nasdaq National Market.

      The Board of Directors believes that it is in the best interests of the Company and its stockholders for the stockholders to approve the proposed increase in shares available for grant under the 1998 Plan. The recent acquisition by the Company of Tekelec’s Network Diagnostics Business has effectively doubled the size of the Company’s workforce. The Company needs the additional shares available for issuance under the plan as it continues to grow its business and add employees in the future. The Board believes that stock options assist in retaining, motivating and rewarding employees, executives and consultants by giving them an opportunity to obtain long-term equity participation in the Company. In addition, stock options are an important contributor to aligning the incentives of the Company’s employees with the interests of the Company’s stockholders. The Board also believes stock options are essential to attracting new employees. The Board of Directors believes that to remain competitive with other technology companies with regard to its long-term incentive plans, the Company must continue to provide employees with the opportunity to obtain equity in the Company and that an inability to offer equity incentives to new and current employees would put the Company at a competitive disadvantage with respect to attracting and retaining qualified personnel.

      For a description of the principal features of the 1998 Plan, see “Appendix A — Description of the 1998 Stock Plan.”

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENT TO THE 1998 STOCK PLAN.

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      The Board of Directors has selected PricewaterhouseCoopers LLP, independent public accountants, to audit the consolidated financial statements of the Company for the fiscal year ending September 30, 2003, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on ratification, the Board of Directors will reconsider its selection.

      PricewaterhouseCoopers LLP has audited the Company’s financial statements annually since 1997. Representatives of PricewaterhouseCoopers LLP will be available at the meeting to respond to any appropriate questions, and such representatives will have an opportunity to make a statement at the meeting if they desire to do so.

Fees billed to the Company by PricewaterhouseCoopers LLP during Fiscal 2002

Audit Fees

      Audit fees billed to the Company by PricewaterhouseCoopers LLP during the Company’s 2002 fiscal year for review of the Company’s annual financial statements and those financial statements included in the Company’s quarterly reports on Form 10-Q totaled $193,000.

Financial Information Systems Design and Implementation Fees

      The Company did not engage PricewaterhouseCoopers LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended September 30, 2002.

All Other Fees

      Fees billed to the Company by PricewaterhouseCoopers LLP during the Company’s 2002 fiscal year for all other non-audit services rendered to the Company, including tax related services, totaled $144,000.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.

EQUITY COMPENSATION PLAN INFORMATION

      The following table sets forth information with respect to the Company’s equity compensation plans as of the end of the most recently completed fiscal year.

	(a)	(b)	(c)
Number of securities
remaining available for
future issuance under
	Number of securities to	Weighted-average	equity compensation
	be issued upon exercise	exercise price of	plans (excluding
	of outstanding options,	outstanding options,	securities reflected in
Plan Category	warrants and rights	warrants and rights	column (a))

Equity compensation plans approved by security holders(1)	1,228,642	$13.753	1,376,056 (2)
Equity compensation plans not approved by security holders	—	—	—
Total	1,228,642	$13.753	1,376,056

(1)	Includes the 1989 Stock Option Plan, the UK Executive Share Option Scheme, the 1998 Plan and the 1998 Employee Stock Purchase Plan, but does not include the 1,000,000 shares for which stockholder approval is being sought at this meeting for the 1998 Plan.

(2)	The 1989 Stock Option Plan and the UK Executive Share Option Scheme were terminated in 1999 and no shares are available for future grant thereunder. There are 702,013 shares available for future issuance under the 1998 Employee Stock Purchase Plan.

EXECUTIVE COMPENSATION

      The following table sets forth the compensation of the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (the CEO and such other officers the “Named Executive Officers”) during the fiscal years ended September 30, 2000, 2001 and 2002:

Summary Compensation Table

					Long-Term
	Annual Compensation				Compensation
					Awards
Name and	Fiscal			Other Annual		All Other
Principal Position	Year	Salary($)	Bonus($)	Compensation(1)($)	Options(#)	Compensation(2)($)

Richard A. Karp	2002	320,004	87,490	—	40,000	8,367
Chief Executive Officer	2001	320,004	113,794	—	40,000	10,047
and Chairman of the Board	2000	336,669	85,780	—	—	8,484
of Directors
David Mayfield	2002	260,000	82,002	—	30,000	11,319
President and Chief	2001	250,000	170,692	68,294	18,000	11,344
Operating Officer	2000	100,641	60,000	—	100,000	—
Barry R. Hoglund	2002	200,000	76,554	—	15,000	11,158
Vice President of Sales	2001	190,000	147,933	—	30,000	11,344
	2000	190,000	111,015	—	—	11,598
Chris Stephenson	2002	182,000	65,618	—	—	9,088
Vice President and Chief	2001	176,400	136,553	—	—	32,654
Financial Officer	2000	36,863	25,000	—	80,000	1,516
Glenn Stewart	2002	200,000	43,745	—	13,000	14,215
Vice President of	2001	180,000	91,035	—	30,000	14,583
Engineering	2000	170,000	77,335	—	—	13,555

(1)	Includes perquisites only where the aggregate amount thereof equals or exceeds the lesser of $50,000 or 10% of the salary plus bonus for the executive officer.

(2)	Includes (a) health insurance premiums in fiscal 2002 of approximately $6,570 for Dr. Karp, $8,329 for Mr. Mayfield, $8,329 for Mr. Hoglund, $8,329 for Mr. Stephenson and $11,397 for Mr. Stewart, (b) employer matching contributions to each employee’s 401-K plan in fiscal 2002 of $720 for Dr. Karp and $2,000 for Messrs. Mayfield, Hoglund, and Stewart and (c) life insurance premiums paid by the company of $1,077 for Dr. Karp, $991 for Mr. Mayfield, $829 for Mr. Hoglund, $759 for Mr. Stephenson and $818 for Mr. Stewart.

Option Grants

      The following table shows, as to the Named Executive Officers, information concerning stock options granted during the fiscal year ended September 30, 2002.

Option Grants in Last Fiscal Year

	Individual Grants(1)
					Potential Realizable Value at
	Number of	% of Total			Assumed Annual Rates of
	Securities	Options	Exercise		Stock Price Appreciation
	Underlying	Granted to	Or Base		for Option Term(4)
	Options	Employees in	Price	Expiration
Name	Granted(#)(1)	Fiscal Year(2)	($/sh)	Date(s)(3)	5%($)	10%($)

Richard A. Karp	40,000	15.17%	20.22	10/30/2011	508,649.97	1,289,018.90
David Mayfield	30,000	11.38%	19.21	10/30/2011	411,787.48	997,064.18
Barry R. Hoglund	15,000	5.69%	19.21	10/30/2011	205,893.74	498,532.09
Chris Stephenson	—	—	—	—	—	—
Glenn Stewart	13,000	4.93%	19.21	10/30/2011	178,441.24	432,061.14

(1)	These options grants are stock options granted pursuant to the 1998 Plan and have terms of 10 years, subject to earlier termination in certain events related to termination of employment. These options vest as to 1/8th of the underlying shares six months after the date of grant, and as to 1/48th of the shares each month thereafter.

(2)	Based on an aggregate of 263,640 subject to options granted in fiscal 2002.

(3)	Options may terminate before their expiration dates if the optionee’s status as an employee or consultant is terminated or upon the optionee’s death or disability.

(4)	The potential realizable value is calculated based on the term of the option (10 years) and assumes that the deemed value at the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of its term for the appreciated stock price. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission (the “SEC”) and do not represent the Company’s estimate or projection of the Company’s future Common Stock prices.

Option Exercises and Values

      The following table sets forth certain information regarding option exercises and the value of options held by the Named Executive Officers.

Fiscal Year-End Option Exercises and Values

			Number of Unexercised		Value of Unexercised
			Options at		In-the-Money Options at
	Shares		September 30, 2002(#)		September 30, 2002($)(2)
	Acquired on	Value
Name	Exercise(#)	Realized($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Richard A. Karp	—	—	59,165	60,835	—	—
David Mayfield	16,500	263,830	59,531	61,969	—	—
Barry R. Hoglund	—	—	40,937	34,063	—	—
Chris Stephenson	10,000	130,000	30,333	25,667	—	—
Glenn Stewart	—	—	59,020	31,480	200,625	—

(1)	Market value of underlying securities on date of exercise, minus the exercise or base price.

(2)	Value of in-the-money options is based on market value of the Company’s Common Stock on September 30, 2002 of $9.75, minus the exercise price.

REPORT OF THE COMPENSATION COMMITTEE

Overview and Philosophy

      The Compensation Committee (the “Committee”) reviews and approves executive officer compensation including recommendations for stock option grants. Executive compensation includes the following elements: base salaries, annual bonuses, stock options and various benefit plans.

      The Committee is composed of three independent, outside directors. It is the Committee’s objective that executive compensation be tied directly to the achievement of the Company’s performance objectives. Specifically, the Company’s executive compensation program is designed to reward executive performance that results in enhanced corporate and stockholder values.

      Published industry pay survey data is reviewed and relied upon in the Committee’s assessment of appropriate compensation levels, including the Radford Management Survey and data from companies in the computer industry of comparable size, performance and growth rates.

      The Committee recognizes that the industry sector in which the Company operates is highly competitive, with the result that there is substantial demand for qualified, experienced executive personnel. The Committee considers it crucial that the Company be assured of attracting and rewarding its top caliber executives who are essential to the attainment of the Company’s ambitious long-term strategic goals.

      For these reasons, the Committee believes the Company’s executive compensation arrangements must remain competitive with those offered by other companies of similar size, scope, performance levels and complexity of operations.

Annual Cash Compensation and Benefits

      The Committee believes that the annual cash compensation paid to executives should be commensurate with both the executive’s and the Company’s performance. For this reason, the Company’s executive cash compensation consists of base compensation (salary) and variable incentive compensation (annual bonus).

      Base salaries for executive officers are established considering a number of factors, including the Company’s profitability; the executive’s individual performance and measurable contribution to the Company’s success; and pay levels of similar positions with comparable companies in the industry. The Committee supports the Company’s compensation philosophy of moderation for elements such as base salary and benefits. Base salary decisions are made as part of the Company’s formal annual review process.

      An executive’s annual performance award generally depends on the overall financial performance of the Company and the executive’s individual performance. No bonus payments are made until minimum revenue and profit targets are achieved. These targets are reviewed at least annually to meet the changing nature of the Company’s business. The incentive portion is set at a higher percentage for more senior officers, with the result that such officers have a higher percentage of their potential total cash compensation at risk.

      The Company provides benefits to the named executive officers that are generally available to all Company employees.

Stock Options

      During fiscal 2002 the Compensation Committee approved all stock option grants made to executive officers under the Company’s 1998 Plan. The 1998 Plan is designed to attract, retain and motivate the Company’s officers and other participants by providing them with a meaningful stake in the Company’s long-term success.

      In making its determinations, the Compensation Committee takes into consideration: (i) grants made to individuals in similar positions in comparable high technology companies, (ii) participants’ contributions to the Company’s performance, both short- and long-term, (iii) prior stock option grants, especially as they relate to the number of options vested and unvested, and (iv) the impact that total option grants made to all participants have on dilution of current stockholder ownership and the Company’s earnings.

      Stock option grants made to the Named Executive Officers are set forth in the table of option grants during the last fiscal year set forth above. See “Executive Compensation-Option Grants.”

Chief Executive Officer’s Compensation

      Dr. Karp’s compensation for fiscal 2002 was established by the Compensation Committee based upon a survey of comparable Chief Executive Officers’ salaries in the Bay Area as well as Dr. Karp’s recommendation. Dr. Karp’s base salary for fiscal 2002 was $320,004, equal to his salary in 2001.

      As a participant in the Company’s Executive Variable Compensation Plan approved by the Compensation Committee, 40% of Dr. Karp’s proposed bonus of $160,000 was determined based on the Company meeting the goal of Fiscal 2002 sales of $48,000,000, and the remaining 60% was based on meeting quarterly sales targets. Dr. Karp was also was eligible to receive a premium up to 10% of the bonus for a particular period should the Company exceed the sales target established for the period. Based on these metrics, Dr. Karp received a bonus of $87,490.

      Dr. Karp also received an option to purchase 40,000 shares of the Company’s Common Stock. The exercise price of Dr. Karp’s option was the market price on the date of grant.

Compensation Committee

Henry P. Massey, Jr.
John M. Scandalios
Charles L. Waggoner

Compensation Committee Interlocks and Insider Participation

      The Compensation Committee is composed of Henry P. Massey, Jr., John M. Scandalios and Charles L. Waggoner who are non-employee directors. Mr. Massey is a member of the law firm of Wilson Sonsini Goodrich & Rosati, Professional Corporation, which provides various legal services to the Company. There are no other interlocking relationships or insider participation as defined by the Securities and Exchange Commission with respect to the members of the Compensation Committee.

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee of the Board of Directors has:

•	reviewed and discussed the Company’s audited financial statements for fiscal 2002 with the Company’s management;

•	discussed with PricewaterhouseCoopers LLP, the Company’s independent accountants, the materials required to be discussed by Statement of Auditing Standard 61, or SAS 61; and

•	reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independent Standards Board No. 1 and has discussed with PricewaterhouseCoopers LLP its independence.

      Based on the foregoing review and discussion, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s 2002 Annual Report on Form 10-K.

Audit Committee

Henry P. Massey, Jr.
John M. Scandalios
Charles L. Waggoner

COMPANY’S STOCK PERFORMANCE

      Set forth below is a line graph comparing the annual percentage change in the cumulative return to the stockholders of the Company’s Common Stock with the cumulative return of the Nasdaq composite index and a peer group index for the period commencing on the first day the Company’s Common Stock was traded on the Nasdaq Stock Market, February 11, 1999, and ending on September 30, 2002. The information contained in the performance graph shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into such filing.

      The graph assumes that $100 was invested on February 11, 1999 in the Company’s Common Stock and in each index (based on prices from the close of trading on February 11, 1999), and that all dividends were reinvested. No cash dividends have been declared or paid on the Company’s Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns. The Company operates on a fiscal year which ends on September 30. Under the assumptions stated above, over the period from February 11, 1999 to September 30, 2002 the total return on an investment in the Company would have been -25%, as compared to -51.10% for the Nasdaq Stock Market index and -82.57% for the Nasdaq Telecommunications index shown below.

COMPARISON OF 43 MONTH CUMULATIVE TOTAL RETURNS*

PERFORMANCE GRAPH FOR

CATAPULT COMMUNICATIONS CORPORATION

      Provided by Research Data Group. Produced on November 22, 2002, including data through September 30, 2002.

Notes:

A.     The lines represent index levels derived from compounded daily returns that include all dividends.

B.     The indexes are reweighted daily, using the market capitalization on the previous trading day.

C.     If the interval does not end on a trading day, the preceding trading day is used.

D.     The index level for all series was set to $100 on February 11, 1999.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

      The following table sets forth certain information with respect to beneficial ownership of Common Stock of the Company as of November 29, 2002, except as otherwise indicated, as to (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director and each nominee for director of the Company, (iii) each of the executive officers named in the Summary Compensation Table above, and (iv) all directors and executive officers as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below have sole investment and voting power with respect to such shares, subject to community property laws.

Five Percent Stockholders, Directors	Common Stock	Approximate
And Certain Executive Officers	Beneficially Owned(1)	Percentage Owned(2)

Richard A. Karp(3)	5,839,881	44.45%
Nancy H. Karp(3)	2,165,875	16.57%
Franklin Resources, Inc.(4)	978,745	7.49%
Barry R. Hoglund	312,385	2.38%
Glenn Stewart	216,874	1.65%
David Mayfield	75,531	*
John M. Scandalios	43,000	*
Chris Stephenson	35,000	*
Charles L. Waggoner	35,000	*
Henry P. Massey, Jr.	9,333	*
All directors and executive officers as a group (9 persons)	6,567,004	49.02%

*	Less than 1%.

(1)	Includes stock subject to stock options held by directors and executive officers that are exercisable within 60 days of November 29, 2002, as follows: Dr. Karp, 68,332 shares; Mr. Hoglund, 46,875 shares; Mr. Stewart, 60,625 shares; Mr. Mayfield, 69,031 shares; Mr. Scandalios, 17,190 shares; Mr. Stephenson, 35,000; Mr. Waggoner, 19,533; Mr. Massey, 8,333: and all directors and executive officers as a group (9 persons), 324,919 shares.

(2)	Based on 13,070,513 shares of Common Stock outstanding on November 29, 2002.

(3)	Includes, in the case of Dr. Karp, 2,084,547 shares beneficially owned by Ms. Karp with respect to which Dr. Karp has sole voting power pursuant to a Voting Trust Agreement. Under the Agreement, Ms. Karp placed all shares of the Company’s Common Stock that she owned into a voting trust of which Dr. Karp is the trustee. She also agreed to place shares that she acquires in the future into the trust. Ms. Karp has the ability to sell the shares which are the subject of the voting trust, which would terminate the voting trust as to any shares sold. Unless sooner terminated by Dr. Karp’s resignation as trustee, his death or permanent disability, or a sale or merger of the Company, the voting trust will expire in June 2013. The address for Dr. and Ms. Karp is c/o Catapult Communications Corporation, 160 South Whisman Road, Mountain View, California 94041.

(4)	The address for Franklin Resources, Inc. is One Franklin Parkway, San Mateo, CA 94403. Includes shares of Common Stock beneficially owned by Franklin Resources as of September 30, 2002.

CERTAIN TRANSACTIONS

      Mr. Mayfield received an interest-free employee relocation loan of $250,000 in connection with his initial employment with the Company. The loan is secured by a second deed of trust on Mr. Mayfield’s principal residence. The loan is repayable at in quarterly payments of $2,100 with a balloon payment at the end of 15 years. The amount outstanding as of September 30, 2002 was $235,300. Mr. Massey is a member of the law firm of Wilson Sonsini Goodrich & Rosati, Professional Corporation, which provides various legal services to the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during fiscal year 2002, all filing requirements applicable to its executive officers and directors were complied with.

OTHER MATTERS

      The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

For the Board of Directors
Henry P. Massey, Jr.
Secretary

Dated: December 27, 2002

APPENDIX A

DESCRIPTION OF THE CATAPULT COMMUNICATIONS CORPORATION

1998 STOCK PLAN

      Purposes. The purposes of the 1998 Stock Plan (the “1998 Plan”) are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive for the Company’s employees, directors and consultants of and to promote the success of the Company’s business.

      Administration. The 1998 Plan is administered by the Compensation Committee (the “Committee”) of the Board of Directors (the “Administrator”), which Committee is composed of at least two directors who are neither employees nor consultants of the Company, and which Committee has the full discretionary authority to take all actions with respect to the 1998 Plan upon a majority vote.

      The Committee has full power to select, from among the Company’s employees, directors and consultants eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to any participant and to determine the specific terms of each grant, subject to the provisions of the 1998 Plan. The interpretation and construction of any provision of the 1998 Plan by the Committee shall be final and conclusive. The maximum number of option shares granted to an individual during any fiscal year are 225,000, unless the individual is a new hire, in which case, the maximum number of option shares granted to such new hire will be 450,000.

      Eligibility. The 1998 Plan provides that options and stock purchase rights (collectively referred to herein as “Options”) may be granted to the Company’s and its subsidiary’s employees, directors and consultants. Incentive stock options may only be granted to employees.

      Stock Options. Each Option granted under the 1998 Plan is to be evidenced by a written stock option agreement or restricted stock purchase agreement between the Company and the optionee and is subject to the following additional terms and conditions:

(a) Exercise of the Option. An option is not exercisable until at least twelve months have passed following the date of the option grant. An option is exercised by giving written notice of exercise to the Company, specifying the number of full shares of Common Stock to be purchased and tendering payment of the purchase price to the Company. The acceptable methods of payment for shares issued upon exercise of an Option are set forth in the option agreement or restricted stock purchase agreement and may consist of (1) cash, (2) check, (3) a promissory note, (4) shares of Common Stock, (5) the delivery of a properly executed exercise notice together with such other documentation as the Board and the broker, if applicable, shall require to effect a cash-less exercise of the option and delivery to the Company of the amount of sale or loan proceeds required to pay the exercise price, (6) a reduction in the amount of any Company liability to the optionee, including any liability attributable to the optionee’s participation in any Company-sponsored deferred compensation program or arrangement, (7) any combination of the foregoing methods or (8) such other consideration and method of payment permitted under applicable law.

(b) Exercise Price. The exercise price of options or stock purchase rights granted under the 1998 Plan is determined on the date of grant. The exercise price of incentive stock options must be at least 100% of the fair market value per share at the time of grant. In the case of incentive stock options granted to an employee who at the time of grant owns more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary, the exercise price must be at least 110% of the fair market value per share of the Common Stock at the time of grant. The exercise price of nonstatutory stock options is determined by the Administrator and may be less than 100% of the fair market value per share at the time of grant. In the case of a nonstatutory stock options intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, the per share exercise price may be no less than 100% of the fair market value per share on the date of grant. The fair market value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on Nasdaq National Market, or such other established stock exchange or national market system should the Company’s Common Stock not be listed on the Nasdaq National Market, on the date of grant.

(c) Termination. Subject to the terms of employment agreements between the Company and individual optionees, if the optionee’s employment or consulting relationship with the Company is terminated for any reason, including death or total and permanent disability, options may be exercised after such termination as to all or part of the shares as to which the optionee was entitled to exercise at the date of such termination, provided that the option is exercised no later than its expiration date. Unless otherwise specified in the optionee’s option agreement, the expiration date for all option grants is thirty days from the termination date except in the case of death or total and permanent disability in which case the standard expiration date shall be 12 months from the termination date.

(d) Term and Termination of Options. At the time an option is granted, the Board or the Committee determines the period within which the option may be exercised, but in no case prior to the first anniversary of the date of the option grant. In no event may the term of an incentive stock option be longer than ten years. No option may be exercised by any person after the expiration of its term. An option granted to an optionee who, at the time such option is granted, owns more than 10% of the voting power of all classes of stock of the Company, may not have a term of more than five years.

(e) Nontransferability of Options. An option is not transferable by the optionee, however the Administrator may grant options which are transferable if the option contains additional terms and conditions as the Administrator deems appropriate.

(f) Other Provisions. The option agreement may contain such other terms, provisions and conditions not inconsistent with the 1998 Plan as may be determined by the Board or the Committee.

Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale, or Change in Control

      (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Options, and the number of shares of Common Stock which have been authorized for issuance under the 1998 Plan but as to which no Optionss have yet been granted or which have been returned to the 1998 Plan upon cancellation or expiration of an Options, as well as the price per share of Common Stock covered by each such outstanding Options, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Company’s board of directors, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to Options.

      (b) Dissolution or Liquidation. In the event of a liquidation or dissolution, any unexercised Options will terminate. The administrator may, in its sole discretion, provide that each optionee shall have the right to exercise all or any part of Options, including shares as to which Options would not otherwise be exercisable.

      (c) Merger or Asset Sale. In connection with a merger of the Company with or into another corporation, or a sale of substantially all of the assets of the Company, outstanding Options shall be assumed or equivalent Options or rights substituted by the successor corporation. If the successor corporation refuses to assume the options or to substitute substantially equivalent options, the optionee shall have the right to exercise the option (or stock purchase right) as to all the optioned stock, including shares not otherwise vested or exercisable. In such event, the administrator shall notify the optionee that the option is fully exercisable for fifteen (15) days from the date of such notice and that the option terminates upon expiration of such period.

      (d) Additional Vesting for Certain Directors Upon Change in Control. Unless Options shall have become fully exercisable pursuant to sections (b) and (c) directly above, in the event of a “Change in Control” outstanding Options granted to directors who are not employees of the Company shall become vested and exercisable as to an additional number of shares equal to the number of shares which had become vested and exercisable immediately prior to the Change in Control; provided, however, that in no event shall Options become vested and exercisable pursuant to this provision for a number of shares greater in the aggregate than the number of shares subject to the Option. The Administrator shall notify the director not less than fifteen (15) days prior to the Change in Control that the vesting of the Option shall accelerate and the director shall be entitled to exercise the Option as to the additional shares concurrently with the Change in Control.

      A “Change of Control” means (i) the acquisition of 50% or more of the total voting power represented by the Company’s then outstanding voting securities by a “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company acting in such capacity, (B) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company or (C) Richard A. or Nancy H. Karp; (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

      Amendment and Termination of the Employee Plan. The Board of Directors may amend the 1998 Plan at any time or from time to time or may terminate the 1998 Plan without approval of the stockholders; provided, however, that stockholder approval is required for any amendment to the 1998 Plan for which stockholder approval would be required under applicable law or regulation (including the requirements of the NASD), as in effect at the time. However, no action by the Board of Directors or stockholders may alter or impair Options previously granted under the 1998 Plan. The Administrator may accelerate any option or waive any condition or restriction pertaining to such option at any time. Any options outstanding under the 1998 Plan at the time of its termination shall remain outstanding until they expire by their terms.

      Certain Federal Income Tax Information. An optionee who is granted an incentive stock option will not recognize taxable income either at the time of grant or exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercise, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise, or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is subject to Section 16 of the Securities Exchange Act of 1934. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

      An optionee will not recognize any taxable income at the time he is granted a nonstatutory option. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercised by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sales price and the optionee’s purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

      The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by an optionee with respect to shares acquired upon exercise of an option.

      The foregoing summary of the federal income tax consequences of 1998 Plan transactions is based upon federal income tax laws in effect on the date of this Proxy Statement. This summary does not purport to be complete, and does not discuss foreign, state or local tax consequences.

FOLD AND DETACH HERE

CATAPULT COMMUNICATIONS CORPORATION

2003 ANNUAL MEETING OF STOCKHOLDERS
January 21, 2003

The undersigned stockholder of Catapult Communications Corporation, a Nevada corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated December 30, 2002, and hereby appoints Richard A. Karp and Henry P. Massey, Jr., and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2003 Annual Meeting of Stockholders of Catapult Communications Corporation, to be held on Tuesday, January 21, 2003, at 3:00 p.m., Pacific Daylight Savings Time, at the corporation’s principal executive offices located at 160 South Whisman Road, Mountain View, California 94041 and at any continuation(s) or adjournment(s) thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side and, in their discretion, upon such other matter or matters that may properly come before the meeting and any adjournment(s) thereof.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED (1) FOR THE ELECTION OF DIRECTORS, (2) FOR THE AMENDMENT OF THE COMPANY’S 1998 STOCK PLAN TO INCREASE THE SHARES RESERVED FOR ISSUANCE THEREUNDER BY 1,000,000 SHARES OF COMMON STOCK (3) FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT PUBLIC ACCOUNTANTS AND (4) AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON THE REVERSE SIDE

(Continued and to be signed on reverse side.)

FOLD AND DETACH HERE

☒	Please mark your votes as indicated in this example

	FOR	WITHHELD
	all nominees listed	for all
	(except as indicated)	nominees
1. Election of Directors	☐	☐

IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE’S NAME IN THE LIST BELOW:

Richard A. Karp, Nancy H. Karp, Henry P. Massey, Jr., John M. Scandalios and Charles L. Waggoner

		FOR	AGAINST	ABSTAIN
2.	Proposal to amend the Company’s 1998 Stock Plan to increase the shares reserved for issuance thereunder by 1,000,000 shares of Common Stock.	☐	☐	☐

3.	Proposal to approve and ratify the appointment of PricewaterhouseCoopers LLP, as the independent public accountants of the Company for the fiscal year ending September 30, 2003.	☐	☐	☐

4.	The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.	☐	☐	☐

I PLAN TO ATTEND THE MEETING				YES
☐

COMMENTS/ADDRESS CHANGE Please mark this if you have written comments/address on the reverse side				☐

SIGNATURE(S) ______________________________________________________   DATE ___________________

(This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)